SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  October 24, 2007

(Date of earliest event reported)

SALLY HOLDINGS LLC	SALLY CAPITAL INC.
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Delaware	Delaware
(State or other jurisdiction of	(State or other jurisdiction of
incorporation or organization)	incorporation or organization)

36-4472381	56-2620323
(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)

333-144427	333-144427-10
(Commission file number)	(Commission file number)

3001 Colorado Boulevard
Denton, Texas 76210

(Address of principal executive offices)

(940) 898-7500

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 25, 2007, Sally Beauty Holdings, Inc. (the “Company”), the indirect parent company of Sally Holdings LLC and Sally Capital Inc., announced that Mark J. Flaherty was elected as Vice President, Chief Accounting Officer and Controller of the Company, effective October 25, 2007.

Prior to joining the Company, Mr. Flaherty served as Chief Financial Officer of Tandy Brands Accessories, Inc. from August 2002 to October 2007, as its Treasurer from October 2002 to October 2007, and as its Assistant Secretary from October 2003 to October 2007. Mr. Flaherty previously served as Tandy Brand’s Corporate Controller from June 1997 through August 2002. From 1991 to June 1997, Mr. Flaherty held the positions of Divisional Controller and Assistant Corporate Controller of various companies in the real estate and staffing industries. Prior to 1991, Mr. Flaherty was employed in the audit practice at the accounting firm formerly known as Coopers & Lybrand. Mr. Flaherty is a certified public accountant.

On October 24, 2007, the Compensation Committee of the Company’s Board of Directors approved the following compensation arrangements for Mr. Flaherty:  (1) an annual base salary of $230,000; (2) a target performance bonus equal to 40% of his base salary; and (3) a grant of options to purchase 33,000 shares of the Company’s common stock, which vests in four equal annual installments beginning October 23, 2008. The equity awards were made in accordance with the Sally Beauty Holdings 2007 Omnibus Incentive Plan.

A copy of the news release announcing the events described above is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits

(d)  See exhibit index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 25, 2007

SALLY HOLDINGS LLC

	By:	/s/ Raal H. Roos
	Name:	Raal H. Roos
	Title:	Senior Vice President, Secretary and General Counsel

Date: October 25, 2007

SALLY CAPITAL INC.

	By:	/s/ Raal H. Roos
	Name:	Raal H. Roos
	Title:	Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	News Release, dated October 25, 2007, issued by Sally Beauty Holdings, Inc., announcing the election of Mark J. Flaherty as Vice President, Chief Accounting Officer and Controller